Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

July 11, 2018 Vaulted Gold Bullion Trust c/o BNY Mellon Trust of Delaware 100 White Clay Center, Suite 10 Newark, DE 19711

Re:          Vaulted Gold Bullion Trust — Registration Statement on Form S-1

 Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), as amended from time to time and filed on the date hereof by Bank of Montreal, a Canadian chartered bank (the “Initial Depositor”), and Vaulted Gold Bullion Trust, a Delaware statutory trust (the “Trust”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $750,000,000 of gold deposit receipts, each representing undivided beneficial ownership interests in one troy ounce of unencumbered, allocated physical gold bullion, comprising Class A Gold Deposit Receipts, Class F Gold Deposit Receipts, Class F-1 Gold Deposit Receipts, Class F-2 Gold Deposit Receipts, Class F-3 Gold Deposit Receipts and Class S Gold Deposit Receipts (together, the “Gold Deposit Receipts”).  The Gold Deposit Receipts will be sold by the Trust in the manner described in the Registration Statement and the Prospectus forming a part thereof.

In connection with this opinion, we have examined (a) a signed copy of the Registration Statement, (b) a signed copy of the interim trust agreement dated December 10, 2013 between The Bank of New York Mellon, as trustee (the “Trustee”), and the Initial Depositor, (c) a signed copy of the amended and restated depositary trust agreement, dated June 29, 2016, by and among the Trustee, the Initial Depositor, BMO Capital Markets Corp. (the “Underwriter”), and BNY Mellon Trust of Delaware, (d) a signed copy of the second amended and restated depositary trust agreement, dated May 11, 2017, by and among the Trustee, the Initial Depositor, the Underwriter and BNY Mellon Trust of Delaware (the “Depositary Trust Agreement”), (e) a signed copy of the distribution agreement, dated June 29, 2016, by and among the Underwriter, the Trust and the Initial Depositor, (f) a signed copy of the amended and restated distribution agreement, dated May 11, 2017, by and among the Underwriter, the Trust and the Initial Depositor, and (g) a signed copy of the second amended and restated distribution agreement, dated July 11, 2018, by and among the Underwriter, the Trust and the Initial Depositor (the “Distribution Agreement”).

Vaulted Gold Bullion Trust
July 11, 2018

We have also examined such corporate records, documents, instruments, certificates of public officials and of the Initial Depositor and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed (i) the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies, and (ii) the execution and delivery of the Depositary Trust Agreement and the Distribution Agreement in the forms reviewed by us.

Based on the foregoing, we are of the opinion that:

1.          The Gold Deposit Receipts have been duly authorized, and, when the Gold Deposit Receipts are issued and fully paid for in accordance with the terms of the Depositary Trust Agreement and the Distribution Agreement, the Gold Deposit Receipts will be validly issued, fully paid and non-assessable.

2.          The statements included in the Registration Statement under the caption “Risk Factors—There is no assurance that your investment in the Gold Deposit Receipts will be subject to protection by the Securities Investor Protection Corporation,” insofar as such statements refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.  We are opining herein as to the applicable laws of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations.  This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

 /s/ Mayer Brown LLP